Exhibit 23


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the company's previously filed Registration Statements File Nos. 33-49467, 33-49553, 333-02023, 33-50069,
and 33-62375 of Western Resources, Inc. on Form S-3; Nos. 333-26115 and 333-02711 of Western Resources, Inc. on Form S-4; Nos. 33-57435, 333-13229,
333-06887, 333-20393, and 333-20413 of Western Resources, Inc. on Form S-8;
and No. 33-50075 of Kansas Gas and Electric Company on Form S-3.





                               ARTHUR ANDERSEN LLP
Kansas City, Missouri,
 January 29, 1998